Exhibit 99.1

Xponential Fitness Announces Executive Leadership Appointments

IRVINE, Calif. – January 15, 2025 – Xponential Fitness, Inc. (NYSE: XPOF) (the “Company” or “Xponential Fitness”), one of the leading global franchisors of boutique health and wellness brands, today announced the appointment of four seasoned executives to its leadership team.

The appointments include John Kawaja as President of North America effective January 13, 2025; Tim Weiderhoft as Chief Operating Officer of North America effective January 13, 2025; Kevin Beygi as Chief Technology Officer effective January 13, 2025; and Eric Simon as Chief Development Officer effective January 20, 2025.

“Welcoming these accomplished leaders marks another key milestone in the Company’s evolution,” said Mark King, CEO of Xponential Fitness. “They will play vital roles in transforming our culture, facilitating profitable growth, and positioning the Company to become the global franchisor of choice in health and wellness.”

Prior to being promoted to President of North America, Kawaja served as the Company’s President of Wholesale. Previously, Kawaja was President at TaylorMade Golf Company and the Head of Marketing for North America at Adidas Group.

Prior to joining the Company as Chief Operating Officer of North America, Weiderhoft was Chief Operating Officer and Vice President of Franchising for Central Bark USA, Chief Executive Officer at Wow Wow Hawaiian Lemonade, and Vice President of Franchise Development at Massage Envy Franchising LLC.

Prior to joining the Company as Chief Technology Officer, a newly created role at the Company, Beygi was Director of Data Analytics, Enablement & Operations for Microsoft Corporation, and held senior advisory roles with The Walt Disney Company, MISO, Shell and Total Energies.

Prior to joining the Company as Chief Development Officer, another newly created role at the Company, Simon was Senior Vice President of Franchise Sales and Development at The Joint Chiropractic, Director of Franchise Development at AAMCO Transmission and Total Car Care, and International Development Manager for The UPS Store.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to make health and wellness accessible to everyone, the Company operates a diversified platform of eight brands spanning across verticals including Pilates, indoor cycling, barre, stretching, boxing, strength training, metabolic health, and yoga. In partnership with its franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states and 27 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, the largest assisted stretching brand in the United States offering one-on-one and group stretching services; YogaSix, the largest yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; Rumble, a boxing-inspired full body workout; BFT, a functional training and strength-based program; and Lindora, a leading provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to the Company’s ability to benefit from the executives’ experience and expertise. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2023 filed by Xponential with the SEC and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

(310) 829-5400